UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2023 (July 20, 2023)

Codexis, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34705	71-0872999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Penobscot Drive

Redwood City, CA 94063

(Address of Principal Executive Offices) (Zip Code)

(650) 421-8100

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	CDXS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Current Report”) amends the Current Report on Form 8-K filed by Codexis, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on July 20, 2023 (the “Original Report”) and is being filed in order to update the Company’s disclosure under Item 2.05 and Item 2.06 of the Original Report. The Original Report otherwise remains unchanged.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

As disclosed in the Original Report, on July 20, 2023, the Company publicly announced and informed its employees that it was implementing a workforce reduction of approximately 25% in support of the Company’s organizational streamlining to focus on the continued advancement and commercialization of its Enzyme-Catalyzed Oligonucleotide (ECO) Synthesis™ platform and its Pharmaceutical Manufacturing business. Furthermore, as part of the Company’s enhanced strategic focus, the Company has also streamlined operations by discontinuing investment in certain development programs, primarily in Biotherapeutics, and consolidating operations to its headquarters, including pursuant to the previously announced assignment to Vaxcyte, Inc. by the Company of all of the Company’s right, title and interest in certain leased facilities in San Carlos, California (collectively, the “San Carlos Facility”). This operational streamlining was implemented beginning in July 2023 and was substantially completed as of September 30, 2023.

As disclosed in the Original Report, the Company expected to record an expense of approximately $2.9 million in connection with the payment of post-employment benefits to employees impacted by the workforce reduction, as well as the payment of other expenses such as related tax costs. The Company recorded $3.1 million in connection with such payments. In addition, the Company recorded one-time, non-cash charges, including approximately $0.8 million related to goodwill impairment from the decision to discontinue investment in its Biotherapeutics programs and approximately $9.2 million related to the impairment and write-down of assets related to the San Carlos Facility.

Item 2.06.	Material Impairments.

The information set forth in Item 2.05 of this Current Report on Form 8-K is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K/A contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, statements regarding the intended benefits of the Company’s refined corporate strategy. Undue reliance should not be placed on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and that could materially affect actual results. Information about factors that could materially affect actual results can be found in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on November 3, 2023, including under the caption “Risk Factors,” and in the Company’s other periodic reports filed with the SEC. The Company expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CODEXIS, INC.

Date: November 3, 2023	By:	/s/ Sriram Ryali
Sriram Ryali
Chief Financial Officer